FORM 8-K
                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549
                          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)   October 21, 1996

                     INTERNATIONAL SPEEDWAY CORPORATION
          (Exact name of registrant as specified in its charter)

          FLORIDA                 O-2384               59-0709342
(State or other jurisdiction   (Commission           (I.R.S. Employer
    of incorporation)           File Number)        Identification No.)

1801 WEST INTERNATIONAL SPEEDWAY BOULEVARD, DAYTONA BEACH, FLORIDA 32114
 (Address of principal executive offices)                     (Zip code)

Registrant's telephone number, including area code:   (904) 254-2700

                                 No Change
          (Former name or address, if changed since last report)

Item 5.  Other Events.
     International Speedway Corporation (the "Company") has filed a registration statement with respect to an underwritten public offering of 4,000,000 Shares of Class A Common Stock. In connection with that registration, the Company is including in this Current Report on Form 8-K the following information regarding legal proceedings, which otherwise would be filed as part of the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1996.
     On October 21, 1996, the Company's Americrown subsidiary was served with a Class Action Complaint filed in the Circuit Court of Talladega County, Alabama by Howard Padgett, Bill Lutz and Tommy Jones. The complaint was filed in September 1996 and alleges, among other things, that Americrown engaged in price-fixing activities in connection with the sale of racing souvenirs and merchandise at the Talladega Superspeedway. The complaint seeks at least $500 for each member of the class (persons buying racing souvenirs at Talladega Superspeedway since September 1992), but does not otherwise seek to recover compensatory or punitive damages of statutory attorneys' fees. Americrown disputes the allegations, believes it has meritorious defenses and intends to defend the action fully and vigorously. Moreover, although the Company only recently received notice of and began to analyze this legal proceeding, management believe that this action will not have a material adverse impact on the Company's business or financial condition.

                                 SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                                       INTERNATIONAL SPEEDWAY CORPORATION

Date:      10/25/96                      /s/ James C. France
       ----------------                ----------------------------------
                                        James C. France, President